Exhibit 31.1

CERTIFICATION

Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934
As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Vincent J. Bitetti, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of TDK Mediactive, Inc., the registrant;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrants other certifying officers and I are responsible for establishing and maintaining “disclosure controls and procedures” (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant, and have:

•	designed such disclosure controls and procedures to ensure that material information relating to the registrant and its consolidated subsidiaries is made known to them by others within those entities, particularly during the period in which this report is being prepared,

•	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

•	disclosed in this report any changes in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting;

5.	The registrants other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

•	all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal controls; and

6.	The registrants other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

        Date August 14, 2003

/s/ VINCENT J. BITETTI

Vincent Bitetti
Chief Executive Officer